UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.
As previously announced, in September 2021, the Board of Directors (the “Board”) of National Health Investors, Inc. (the “Company”) engaged a search firm to conduct a board candidate search for a highly-qualified and diverse board candidate. Following a deliberate search, on May 3, 2022, the Company announced that upon the recommendation of its Nominating and Corporate Governance Committee, it has increased the size of the Board from seven to eight directors and appointed Tracy M.J. Colden to fill the newly created directorship, effective June 1, 2022. Ms. Colden will be submitted to the stockholders for election at the Company’s 2023 annual meeting. Ms. Colden has not been appointed to any committees of the Board at this time.

Ms. Colden has served as General Counsel, Executive Vice President and Corporate Secretary with Playa Hotels & Resorts N. V. (NASDAQ: PLYA) since January 2020. Ms. Colden has more than 30 years of experience in the hospitality and lodging industry. Ms. Colden has previously served as General Counsel, Executive Vice President and Corporate Secretary for Highland Hospitality Corporation and Crestline Capital Corporation. Prior to joining Crestline Capital, Ms. Colden was an Assistant General Counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.) and was previously in private practice. Ms. Colden received her Bachelor of Business Administration from the University of Michigan and a Juris Doctor from the University of Virginia School of Law. Ms. Colden is a Certified Public Accountant (inactive) and is a member of the District of Columbia, Florida and Michigan (emeritus status) bars.

There are no transactions and no proposed transactions between Ms. Colden (or any member of her immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Ms. Colden and any other person or entity pursuant to which such individual was appointed as a director of the Company.

Ms. Colden will receive compensation for her service on the Board of Directors in accordance with the Company’s standard compensatory arrangements for non-employee directors. A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, which was filed with the U.S. Securities and Exchange Commission on March 25, 2022.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
99.1	Press Release dated May 3, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By: /s/John Spaid
Name: John Spaid
Title: Chief Financial Officer
Date: May 3, 2022